SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM 8-K


             Current Report Pursuant to Section 13 or
           15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 8, 1996


                            GAMETEK, INC.
- ----------------------------------------------------------------------------
           (Exact name of Registrant as specified in its Charter)


    DELAWARE                 0-23168                65-0007710
- ----------------      -----------------------      -----------------
(State or other       (Commission File Number)     (I.R.S. Employer
jurisdiction of                                     I.D. Number)
incorporation)


               Three Harbor Drive
               Suite 110
               Sausalito, California                      94965
          ---------------------------------------      ------------
          (Address of principal executive offices)      (zip code)


Registrant's telephone number, including area code:  (415) 289-0220


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Item 5.  Other Events.


          At the request of the Board of Directors, Mr. Bill B. Britt, the principal stockholder of Registrant, purchased an additional 1,060,000 shares of Registrant's Common Stock as of July 8, 1996 for a purchase price of $2.50 per share, in a private placement transaction. The closing price of a share of Common Stock on July 8, 1996 was $2.50. The Board of Directors unanimously approved the sale of such shares in order to provide Registrant with the capital needed to avoid default under the debt ratio covenants in Registrant's agreements with Ocean Bank, as well as to provide it with sufficient net worth to maintain its listing on the Nasdaq National Market.

          As a result of the purchase, Mr. Britt now owns, beneficially and of record, 9,337,853 shares of Common Stock, constituting approximately 81.71% of the total number of outstanding shares of Common Stock of Registrant.


<page 3>

Item 7.   Financial Statements, Pro Forma
                    Financial Information and Exhibits.


          Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

          (a)  Financial statements of business acquired.

               Not applicable.


          (b)  Pro Forma Financial Information.

               Not applicable.

          (c)  Exhibits:

                               None.


<Page 4>


                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GAMETEK, INC.
                              (Registrant)


                              By:             s/Max Rudminat
                                  ___________________________________________
                                                Max Rudminat
                                            Chief Financial Officer
                                                (Signature)